SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009 (June 30, 2009)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Promissory Note Transaction

On June 30, 2009 (the “Closing Date”), Composite Technology Corporation, a Nevada corporation (the "Company"), entered into a Loan Agreement, the form of which is attached hereto as Exhibit 10.1 (the “Loan Agreement"), with Northlight Financial LLC, a Delaware limited liability company (the "Lender").  Pursuant to the Loan Agreement, the Company issued to the Lender a senior secured Promissory Note (the "Note") in the form attached as Exhibit 10.2 with an aggregate principle value equal to $5,000,000 (the “Loan”), plus interest on the unpaid principal balance at a rate equal to 10% per annum (the “Interest Rate”).  Interest on the Note commences accruing on the Closing Date and is payable in arrears, in cash, on the last business day of each month.  The Company may prepay all or any portion of the Loan (including accrued and unpaid interest) at any time without premium or penalty.  Payment of the amount necessary to repay the Loan in full and any other amounts owing under the terms of the Loan Agreement must be made no later than December 30, 2009.  In the event the Company sells any of the capital stock (or equivalent equity) in its subsidiaries DeWind, Inc. (“DeWind”), DeWind Turbines, Ltd., DeWind Ltd., DeWind Holdings, Ltd., De Wind GmbH or DeWind Purchasing GmbH, then the Company must use the net proceeds from such sale to prepay the Loan.  If the Loan is not paid in full by the date that is 120 days from the Closing Date, the Lender may require the Company to use all of the proceeds from the Company’s account receivables to prepay the loan commencing on such date, provided, however, that the proceeds so used shall be limited to $750,000 during the first thirty (30) day period after such date and $1,000,000 during each successive thirty (30) day period.   Within one business day after the Company’s receipt of any proceeds from (a) the sale of any of its assets (other than certain excluded DeWind related assets) for a gross sale price of $100,000 or more, (b) claims made under its insurance policies, (c) litigation or other proceedings, or (d) commercial settlements, or other sources not in the ordinary course of business, the Company must prepay the Loan in the amount of such proceeds.  In the event of default under the terms of the Loan Agreement, other than a default event which occurs with respect to DeWind, the Lender may provide written notice declaring all or any portion of the Loan together with any other amounts accrued or payable immediately due and payable without any further notice and without any presentment, demand or protest of any kind being required.  In the event the Company fails to make any payment of principal amount and interest with respect to the Loan when due, then the interest rate increases to the Interest Rate plus four percent (4.0%) per annum for as long as such payment remains outstanding.  Pursuant to the Loan Agreement, the Company paid the Lender a closing fee of $200,000 from the proceeds of the Loan.

In connection with the Loan Agreement, the Lender also received a warrant to purchase up to an aggregate of 4,000,000 shares of common stock of the Company at an exercise price of $0.25 per share (the “Warrant”).  The form of the Warrant is attached hereto as Exhibit 10.3.  The Warrant has a term of three years after the issue date.  Further, the Company and its wholly-owned subsidiaries CTC Cable Corporation (“CTC Cable”) and DeWind, Inc. (collectively, the “Subsidiaries”) entered in a Security Agreement in the form attached hereto as Exhibit 10.4 (the “Security Agreement”), which, among other things, granted to the Lender a security interest in all of the assets of the Company and the Subsidiaries.  The Company also entered into a Grant of Security Interest agreement in the form attached hereto as Exhibit 10.7 by which the Company granted a security interest in the Company’s trademarks to the Lender.  The Company also entered into a Stock Pledge Agreement with and executed irrevocable proxies (“Irrevocable Proxy”) to the Lender in connection with this transaction in the forms attached hereto as Exhibit 10.5, under which the Company granted a pledge interest to the Lender in all securities held by the Company in the Subsidiaries and proxies to vote the pledged securities in the event of default under the terms of the Loan Agreement.

In addition, the Subsidiaries issued a Subsidiary Guaranty to the Lender in the form attached hereto as Exhibit 10.6 pursuant to which the Subsidiaries guaranteed the Company’s complete payment and performance of its obligations under the Note.  CTC Cable also entered into Grant of Security Interest agreements with the Lender in the forms attached hereto as Exhibits 10.8, 10.9 and 10.10, pursuant to which CTC Cable granted the Lender a security interest in CTC Cable’s patents, copyright and trademarks.  DeWind also entered in a Grant of Security Interest agreement with the Lender in the form attached hereto as Exhibit 10.11, pursuant to which DeWind granted the Lender a security interest in DeWind’s patents.

The securities sold pursuant to the Loan Agreement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

The financing was completed through a private placement to an accredited investor and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

The foregoing description of the Loan Agreement, Note, Warrant, Security Agreement, Stock Pledge Agreement, Irrevocable Proxy, Subsidiary Guaranty, and the Grants of Security Interest by the Company and the Subsidiaries (collectively the “Loan Documents” attached hereto as Exhibits 10.1 through 10.11 hereto) does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Documents.

We issued 4,000,000 warrants with an exercise price of $0.25 in conjunction with this transaction and valued the warrants at $0.1814 per warrant or $725,000.  We used the Black-Scholes Merton option pricing model to value the fair value of the warrants issued using the following assumptions: the market price was $0.30, the volatility was estimated at 88%, the life of the warrants was 3 years, the risk free rate was 1.64% and the dividend yield of 0%.

The issuance of the warrants triggered anti-dilution protection in several series of previously issued warrants and in the conversion price of the remaining $9,037,280 of Convertible Notes due January 30, 2010.  The conversion price of the Convertible Notes was reduced from $1.00 to $0.99, which would result in an additional 91,289 shares issuable upon full conversion of the remaining Notes.   The intrinsic value of the additional shares issuable upon full conversion is $27,000, which will be amortized to interest expense over the expected remaining life of the Convertible Notes.  Previously outstanding warrants with exercise prices between $0.96 and $1.28 and which expire between February, 2010 and May, 2011 were reset by between $0.01 and $0.02 per warrant and which resulted in $10,000 of additional expense, calculated as the difference in fair value of the warrants immediately before and after the change in exercise prices.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item relating to the Warrants is contained in Item 1.01, which is incorporated herein by reference.

On June 30, 2009 we issued 4,000,000 warrants to purchase the Company’s common stock to one accredited investor at an exercise price of $0.25 per warrant.  The issuance to this accredited investor was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Loan Agreement dated as of June 30, 2009

10.2	Promissory Note dated as of June 30, 2009

10.3	Form of Warrant to purchase common stock

10.4	Security Agreement dated as of June 30, 2009

10.5	Stock Pledge Agreement (including form of Irrevocable Proxy) dated as of June 30, 2009

10.6	Subsidiary Guaranty dated as of June 30, 2009

10.7	Grant of Security Interest in Trademarks between the Lender and the Company dated as of June 30, 2009

10.8	Grant of Security Interest in Patents between the Lender and CTC Cable Corporation dated as of June 30, 2009

10.9	Grant of Security Interest in Copyright between the Lender and CTC Cable Corporation dated as of June 30, 2009

10.10	Grant of Security Interest in Trademarks between the Lender and CTC Cable Corporation dated as of June 30, 2009

10.11	Grant of Security Interest in Patents between the Lender and DeWind, Inc. dated as of June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

Dated: July 7, 2009	By:	/s/ Benton H. Wilcoxon
Benton H. Wilcoxon Chief Executive Officer